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Exhibit 10.2

TEAMSTAFF, INC.
NOTICE OF RESTRICTED STOCK BONUS AWARD

Grantee's Name and Address:

You (the "Grantee") have been granted certain shares of Common Stock of TeamStaff, Inc. (the ‘‘Company’’) subject to the terms and conditions of this Notice of Restricted Stock Bonus Award (the "Notice"), the Restricted Stock Bonus Award Agreement attached hereto (the "Agreement") attached hereto and the 2006 TeamStaff, Inc. Long Term Incentive Plan (the ‘‘Plan’’) (the ‘‘Award’’).

Unless otherwise defined herein, the terms defined in the Agreement have the same meanings of terms defined in this Notice. If the Grantee has an individual employment or severance agreement (an ‘‘Individual Agreement’’), the terms and conditions of the Individual Agreement will control issues relative to the Award. In the event of any conflict, the order of priority is (a) an Individual Agreement; (b) the Plan; (c) the Agreement; and then (d) the Notice.

Award Number:

Date of Award:

Vesting Commencement Date:

Total Number of Shares of Common Stock Awarded (the "Shares"):

Aggregate Fair Market Value of the Shares:    $

Vesting Schedule: Subject to the Grantee's Continuous Service and other limitations set forth in    this Notice and the Agreement, the Shares will "vest" in accordance with the following schedule:

(a)	Shares on , 2007;

(b)	Shares on , 2008; and

(c)	Shares on , 2009

Miscellaneous:

For purposes of this Notice and the Agreement, the term "Vest" means that such Shares are no longer subject to forfeiture to the Company. Shares that have not Vested are deemed "Restricted Shares." If the Grantee would become Vested in a fraction of a Restricted Share, such Restricted Share will not Vest until the Grantee becomes Vested in the entire Share. The Award is subject to the provisions of the Agreement and the Plan relating to the vesting of the Shares.

In the event the Grantee's Continuous Service terminates as a result of his or her death or Disability, the Shares (as defined in the Agreement) will become fully Vested immediately as of the date of such termination of Continuous Service.

During any authorized leave of absence, the Vesting of the Shares as provided in the Vesting Schedule will be suspended after the leave of absence exceeds a period of three (3) months. Vesting of the Shares will resume upon the Grantee's termination of the leave of absence and return to service to the Company. The Vesting Schedule of the Shares will be extended by the length of the suspension.

In the event of the Grantee's change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Shares will continue to vest in accordance with the Vesting Schedule set forth above.

Vesting will cease upon the date of termination of the Grantee's Continuous Service for any reason, other than death or Disability in accordance with the Agreement and the Plan. In the event the Grantee's Continuous Service is terminated for any reason, other than death or Disability that does not result in immediate Vesting as set forth in an Individual Agreement, the Agreement or the Plan, any Restricted Shares held by the Grantee immediately following such termination of Continuous Service will be deemed re-conveyed to the Company and the Company will thereafter be

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the legal and beneficial owner of the Restricted Shares and will have all rights and interest in or related thereto without further action by the Grantee. The foregoing forfeiture provisions set forth in this Notice as to Restricted Shares will apply to the new capital stock or other property (including cash paid other than as a regular cash dividend) received in exchange for the Shares in consummation of any transaction described in an Individual Agreement, the Agreement or the Plan and such stock or property will be deemed Additional Securities (as defined in the Agreement) for purposes of the Agreement, but only to the extent the Shares are at the time covered by such forfeiture provisions.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice and the Agreement.

TeamStaff, Inc., a New Jersey corporation
By:
T. Stephen Johnson Chairman

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES WILL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE'S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE NOR THE AGREEMENT WILL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF THE GRANTEE'S CONTINUOUS SERVICE, NOR WILL IT INTERFERE IN ANY WAY WITH THE GRANTEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE THE GRANTEE'S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE'S STATUS IS AT WILL.

As a condition to receiving the Shares, the Grantee will not make an election pursuant to Section 83(b) of the Code with respect to the Shares, unless the Company grants a written request therefore, in the sole discretion of the Company.

The Grantee acknowledges receipt of the Agreement and the Plan, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and the Agreement and fully understands all of the provisions of this Notice, the Agreement and the Plan. The Grantee agrees that all questions of interpretation and administration relating to this Notice, the Agreement and the Plan will be resolved by the Board in accordance with Section 11 of the Agreement and the Plan. The Grantee further agrees to the venue selection and waiver of a jury trial in accordance with Section 12 of the Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed: Grantee

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RESTRICTED STOCK BONUS AWARD AGREEMENT

1. Issuance of Shares. TeamStaff, Inc., a New Jersey corporation (the "Company") hereby issues to the Grantee named in the Notice of Restricted Stock Bonus Award (the "Notice") the Total Number of Shares of Common Stock awarded as set forth in the Notice (the "Shares") subject to the Notice, this Restricted Stock Bonus Award Agreement (the "Agreement") and the Plan. All Shares issued hereunder will be deemed issued to the Grantee as fully paid and nonassessable shares, and the Grantee will have the right to vote the Shares at meetings of the Company's stockholders. The Company will pay any applicable stock transfer taxes imposed upon the issuance of the Shares to the Grantee hereunder.

2. Transfer Restrictions. The Shares issued to the Grantee hereunder (the ‘‘Restricted Shares’’) may not be sold, transferred by gift, pledged, hypothecated or otherwise transferred or disposed of by the Grantee prior to the date when the Shares become Vested pursuant to the Vesting Schedule set forth in the Notice (the ‘‘Vesting Schedule’’). Any attempt to transfer Restricted Shares in violation of this Section 2 will be null and void and will be disregarded.

3. Escrow of Stock. For purposes of facilitating the enforcement of the provisions of this Agreement, the Grantee agrees, immediately upon receipt of the certificate(s) for the Restricted Shares, to deliver such certificate(s), together with an Assignment Separate from Certificate in the form attached hereto as Exhibit A, executed in blank by the Grantee with respect to each such stock certificate, to the Secretary of the Company, to hold in escrow for so long as such Restricted Shares have not Vested pursuant to the Vesting Schedule, with the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Agreement in accordance with the terms hereof. The Grantee hereby acknowledges that the appointment of the Secretary of the Company as the escrow holder hereunder with the stated authorities is a material inducement to the Company to make this Agreement and that such appointment is coupled with an interest and is accordingly irrevocable. The Grantee agrees that such escrow holder will not be liable to any party hereto (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Upon the Vesting of Restricted Shares, the escrow holder will, without further order or instruction, transmit to the Grantee the certificate evidencing such Shares.

4. Additional Securities and Distributions.

(a) Any securities or cash received (other than a regular cash dividend) as the result of ownership of the Restricted Shares (the "Additional Securities"), including, but not by way of limitation, warrants, options and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization or other similar change in the Company's capital structure, will be retained in escrow in the same manner and subject to the same conditions and restrictions as the Restricted Shares with respect to which they were issued, including, without limitation, the Vesting Schedule. The Grantee will be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased will constitute Additional Securities, but the Grantee may not direct the Company to sell any such warrant or option. If Additional Securities consist of a convertible security, the Grantee may exercise any conversion right, and any securities so acquired will constitute Additional Securities. In the event of any change in certificates evidencing the Restricted Shares or the Additional Securities by reason of any recapitalization, reorganization or other transaction that results in the creation of Additional Securities, the escrow holder is authorized to deliver to the issuer the certificates evidencing the Shares or the Additional Securities in exchange for the certificates of the replacement securities.

(b) The Company will disburse to the Grantee all regular cash dividends with respect to the Restricted Shares and Additional Securities (whether vested or not), less any applicable withholding obligations.

5. Taxes.

(a) No Section 83(b) Election. As a condition to receiving the Shares, the Grantee agrees not to make an election pursuant to Section 83(b) of the Code with respect to the Restricted Shares, unless the Company consents, in writing, such consent to be in the sole discretion of the Company.

(b) Tax Liability. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Award. The Company does not make any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or Vesting of the Shares or the subsequent sale of Shares subject to the Award. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Grantee's tax liability.

(c) Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., Vesting) that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any employment tax obligation (the "Tax Withholding Obligation"), the Grantee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.

(i) By Share Withholding. The Grantee authorizes the Company, upon the exercise of the Company’s sole discretion, to withhold from those Shares issuable to the Grantee the whole number of Shares sufficient to satisfy the minimum applicable Tax Withholding Obligation. The Grantee acknowledges that the withheld Shares may not be sufficient to satisfy the Grantee's minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the withholding of Shares described above.

(ii) By Sale of Shares. Unless the Grantee determines to satisfy the Tax Withholding Obligation by some other means in accordance with clause (iii) below, the Grantee's acceptance of this Award constitutes the Grantee's instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on the Grantee's behalf a whole number of Shares from those Shares issuable to the Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Withholding Obligation. Such Shares will be sold on the day such Tax Withholding Obligation arises (e.g., a Vesting date) or as soon thereafter as practicable. The Grantee will be responsible for all broker's fees and other costs of sale, and the Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Grantee's minimum Tax Withholding Obligation, the Company agrees to pay such excess in cash to the Grantee. The Grantee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Grantee's minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Shares described above.

(iii) By Check, Wire Transfer or Other Means. At any time not less than five (5) business days (or such fewer number of business days as determined by the Board) before any Tax Withholding Obligation arises (e.g., a Vesting date), the Grantee may elect to satisfy the Grantee's Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Board.

6. Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Agreement or the Notice, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

7. Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares will have been so transferred.

8. Restrictive Legends. The Grantee understands and agrees that the Company will cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THAT CERTAIN RESTRICTED STOCK BONUS AWARD AGREEMENT BETWEEN THE COMPANY AND THE NAMED STOCKHOLDERS. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

9. Entire Agreement: Governing Law. The Notice and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee's interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of New Jersey without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New Jersey to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined to be illegal or unenforceable, the other provisions will nevertheless remain effective and will remain enforceable.

10. Headings. The captions used in this Agreement are inserted for convenience and will not be deemed a part of this Agreement for construction or interpretation.

11. Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice or this Agreement will be submitted by the Grantee or by the Company to the Board. The resolution of such question or dispute by the Board will be final and binding on all persons.

12. Venue and Waiver of Jury Trial. The parties agree that any suit, action or proceeding arising out of or relating to the Notice or this Agreement will be brought in the United States District Court for the Northern District of New Jersey (or should such court lack jurisdiction to hear such action, suit or proceeding, in a New Jersey state court in the County of Somerset) and that the parties will submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 12 will for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions will be modified to the minimum extent necessary to make it or its application valid and enforceable.

13. Notices. Any notice required or permitted hereunder will be given in writing and will be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

14. Definitions. All defined terms not specifically defined herein carry the same meaning as they do in the Plan. As used herein, the following definitions will apply:

(a) "Applicable Laws" means the legal requirements applicable to the issuance of Awards, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code,

the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(b) "Award" means the award of Restricted Shares pursuant to the Notice.

(c) "Code" means the Internal Revenue Code of 1986, as amended.

(d) "Common Stock" means the common stock of the Company.

(e) "Company" means TeamStaff, Inc., a New Jersey corporation.

(f) "Continuous Service" means that the provision of services to the Company in any capacity of Employee or Director is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee or Director, Continuous Service will be deemed terminated upon the actual cessation of providing services to the Company notwithstanding any required notice period that must be fulfilled before a termination as an Employee or Director can be effective under Applicable Laws. The Grantee's Continuous Service will be deemed to have terminated upon an actual termination of Continuous Service. Continuous Service will not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, or any successor, in any capacity of Employee or Director, or (iii) any change in status as long as the individual remains in the service of the Company in any capacity of Employee or Director (except as otherwise provided in the Agreement). An approved leave of absence will include sick leave, military leave or any other authorized personal leave.

(g) "Disability" means as such term is expressly defined in a then-effective written agreement between the Grantee and the Company, or in the absence of such then-effective written agreement and definition, as defined under the long-term disability policy of the Company regardless of whether the Grantee is covered by such policy. In the absence of a written agreement containing a definition of disability and if the Company does not have a long-term disability plan in place, "Disability" means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Board in its discretion.

(h) "Employee" means any person, including an Officer or Director, who is in the employ of the Company, subject to the control and direction of the Company as to both the work to be performed and the manner and method of performance. The payment of a director's fee by the Company will not be sufficient to constitute "employment" by the Company.

(i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(j) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Board) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value will be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof will be determined by the Board in good faith.

(k) "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(l) "Share" means a share of the Common Stock.

EXHIBIT A

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED,                                                      hereby sells, assigns and transfers unto                                                         ,                  shares of the Common Stock of TeamStaff, Inc., a New Jersey corporation (the "Company"), standing in his name on the books of, the Company represented by Certificate No.      herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company attorney to transfer the said stock in the books of the Company with full power of substitution.

DATED:

SIGNED:

PRINT NAME:____________________

[PLEASE SIGN THIS DOCUMENT BUT DO NOT DATE IT. THE DATE AND INFORMATION OF THE TRANSFEREE WILL BE COMPLETED IF AND WHEN THE SHARES ARE ASSIGNED.]